Federal Home Loan Bank of Des Moines
Announcements

FHLB Des Moines Approves Third Quarter 2011 Dividend

The FHLB Des Moines Board of Directors today approved a third quarter 2011 dividend at an annualized rate of 3.00 percent of average capital stock. The dividend is expected to be paid on November 18, 2011. This dividend will total $16.2 million. Average three-month LIBOR and average Federal funds rates for the third quarter 2011 were 0.30 percent and 0.08 percent, respectively.

On November 10, 2011, the Bank also filed its Third Quarter 2011 Form 10-Q with the Securities and Exchange Commission (SEC). An overview of the Bank's financial results for the three and nine month periods ended September 30, 2011 was provided in a Form 8-K earnings release filed with the SEC on October 27, 2011. The Bank will hold a Member Relations Conference Call on November 16, 2011 to discuss the results.

Additional financial information is provided in the Bank's Third Quarter 2011 Form 10-Q available at www.fhlbdm.com or www.sec.gov.